Exhibit 10.8

EXECUTION VERSION

AMENDMENT NO. 10 TO CREDIT AGREEMENT

AMENDMENT NO. 10 TO CREDIT AGREEMENT, dated as of September 8, 2025 (this “Amendment”), among Legence Intermediate LLC (f/k/a Refficiency Intermediate LLC), a Delaware limited liability company (“Holdings”), Legence Holdings LLC (f/k/a Refficiency Holdings LLC), a Delaware limited liability company (the “Borrower”), the other Guarantors party hereto, Jefferies Finance LLC, as Administrative Agent (in such capacity, the “Administrative Agent”), and the Lenders constituting the Required Lenders party hereto.

RECITALS:

WHEREAS, the Borrower, Holdings, the other Guarantors party thereto, the Administrative Agent, and the Lenders are party to that certain Credit Agreement, dated as of December 16, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, certain indirect parent entity of the Borrower (the “Planned IPO Entity”) has filed an S-1 with the SEC, as amended, supplemented or replaced from time to time, pursuant to which a portion of the indirect Equity Interests in the Borrower will be publicly issued and subsequently listed on the Nasdaq Stock Exchange (the “Planned IPO”);

WHEREAS, in connection with the Planned IPO, Holdings will distribute its ownership of the Equity Interest in the Borrower to its direct or indirect parent as part of the corporate reorganization to facilitate the Planned IPO and subsequently liquidate and cease to exist;

WHEREAS, the Planned IPO Entity intends to contribute directly or indirectly all of the Net Proceeds from the Planned IPO to the Borrower, the proceeds of which are intended to be used to prepay the Term Loans and for other general corporate purposes; and

WHEREAS, the Borrower has requested certain amendments to the Existing Credit Agreement, and the Lenders constituting the Required Lenders party hereto and the Administrative Agent are willing to agree to such amendments subject to the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Defined Terms

Terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement unless otherwise defined herein.

ARTICLE II

Amendments

Subject to the occurrence of the Amendment No. 10 Effective Date, the Borrower, the Administrative Agent and the Required Lenders agree as follows:

(a) the Planned IPO constitutes a Qualified IPO under and as defined in the Existing Credit Agreement;

(b) notwithstanding anything set forth therein in any Loan Document to the contrary:

(i) Holdings shall be permitted to liquidate and thereafter cease to exist in connection with the consummation of the Planned IPO, including the consummation of such liquidation substantially concurrently with the “pricing” of the Qualified IPO (the “Planned Liquidation”);

(ii) concurrently with the consummation of the Planned Liquidation, all Guarantee and/or Liens granted by Holdings, including any Lien granted over the Equity Interest of the Borrower shall be automatically released and all Equity Interest in the Borrower shall be distributed to any direct or indirect parent entity of Holdings free and clear of all Liens granted under the Loan Documents;

(iii) upon the consummation of the Planned Liquidation, clause (d) of the definition of “Change of Control” shall be removed from the Existing Credit Agreement;

(iv) upon the consummation of the Planned Liquidation, (A) the Loan Documents shall no longer require any direct parent entity of the Borrower to provide any Guarantee or security for the benefit of the Obligations, including pursuant to the definitions of “Guarantors” and “Collateral and Guarantee Requirement”, (B) there shall be no requirement to cause any Person to constitute “Holdings” under any Loan Document, (C) any reference to “Holdings” in any Loan Document as an entity existing as the parent company of the Borrower, as the context requires, shall be deemed a reference to the Borrower and (D) any restriction or requirement applicable to “Holdings”, including the covenant set forth in Section 7.11 of the Existing Credit Agreement, shall cease to apply; and

(c) the Administrative Agent is authorized by the Required Lenders to enter into any technical amendment to any Loan Document from time to time to implement the provisions set forth or contemplated by the above without the consent of any Lender.

ARTICLE III

Representations and Warranties

Each Loan Party represents and warrants, as of the Amendment No. 10 Effective Date, to the Administrative Agent and to the Required Lenders that:

A

This Amendment has been duly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by Debtor Relief Laws and by general principles of equity.

ARTICLE IV

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment No. 10 Effective Date”) on which the Administrative Agent (or its counsel) shall have received from each Loan Party and Lenders constituting Required Lenders and the Administrative Agent a counterpart of this Amendment signed on behalf of such party. The Amendment No. 10 Effective Date has occurred on the date first written above.

Notwithstanding anything set forth herein to the contrary, if the Planned IPO has not been consummated within 6 months after the Amendment No. 10 Effective Date, this Amendment shall terminate and shall be of no further effect thereafter.

ARTICLE V

Conditions Subsequent to Amendment

Upon the receipt of the Net Proceeds from the Planned IPO by the Borrower, the Borrower shall, within five Business Days (or such longer period as the Administrative Agent may agree from time to time), cause no less than $600 million of such Net Proceeds (or, if the Planned IPO has generated Net Proceeds in an amount less than such amount, all such Net Proceeds actually received by the Borrower) to be used to prepay the Term Loans.

ARTICLE VI

Miscellaneous

(a) Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or any other Loan Party under the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect after giving effect to this Amendment. After the Amendment No. 10 Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(b) No Novation. This Amendment shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof and the liens and security interests existing immediately prior to the Amendment No. 10 Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Loan Party under the Credit Agreement or any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Amendment.

(c) Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto (it being understood that rights of assignment of the parties hereto are subject to the further provisions of Section 10.07 of the Amended Credit Agreement).

(d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.15(b) and 10.16 of the Credit Agreement are incorporated herein and apply to this Amendment mutatis mutandis.

(e) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. This Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(f) Headings. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

(g) Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

LEGENCE INTERMEDIATE LLC, as Holdings

By:	/s/ Stephen Butz
Name: Stephen Butz
Title: Chief Financial Officer

LEGENCE HOLDINGS LLC, as the Borrower

By:	/s/ Stephen Butz
Name: Stephen Butz
Title: Chief Financial Officer

[Signature Page to Amendment No. 10 to Credit Agreement]

GUARANTORS:

A.O. REED & CO., LLC

AMA COMMISSIONING + BUILDING SYSTEMS, LLC

AMA CONSULTING ENGINEERS HOLDINGS LLC

AMA DESIGN BUILD LLC

AMA DESIGN-BUILD, LLC

AMA MANAGEMENT SERVICES LLC

BEL-AIRE MECHANICAL, LLC

BLACK BEAR ENERGY, INC.

BUILDINGS SYSTEMS HOLDINGS, LLC

CMTA, INC.

G-1 THERMA BLOCKER, LLC

GILBERT MECHANICAL CONTRACTORS, LLC

LEGENCE SUBSIDIARY HOLDINGS, LLC

LEGENCE THERMA LLC

LORD GREEN REAL ESTATE STRATEGIES, LLC

OCI ASSOCIATES, LLC

P2S LP

REFFICIENCY THERMA LLC

RE-TECH ADVISORS, LLC

SAN JOSE BOILER WORKS, INC.

SHADPOUR CONSULTING ENGINEERS, LP

SKYLINE ENGINEERING, L.L.C.

TECHNICAL SYSTEMS SOLUTIONS & MEASUREMENT, LLC

THERMA INTERMEDIATE LLC

THERMA LLC

TM TECHNOLOGY PARTNERS, LLC

VARCOMAC LLC

YEAROUT LLC

YEAROUT MECHANICAL, LLC

YEAROUT SERVICE, LLC

By:	/s/ Stephen Butz
Name:Stephen Butz
Title:Chief Financial Officer

[Signature Page to Amendment No. 10 to Credit Agreement]

JEFFERIES FINANCE LLC, as Administrative Agent

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Managing Director

[Signature Page to Amendment No. 10 to Credit Agreement]

[Consenting Lender Pages on File with the Administrative Agent]

[Signature Page to Amendment No. 10 to Credit Agreement]